Exhibit 3.19

ARTICLES OF ORGANIZATION

Article I. Name

The name of this Florida limited liability company is:
Security Networks LLC

Article II. Address

The Company’s street and mailing address is:
Security Networks LLC
2454 Metrocentre Boulevard
West Palm Beach, FL 33407

Article III. Registered Agent

The name and street address of the Company’s registered agent is:

Richard W. Perry
2454 Metrocentre Boulevard
West Palm Beach, FL 33407

Article IV. Transferability of Membership Interests

No members shall have the right to assign their membership interests in the Company without the written agreement of all of the membership interests, unless otherwise provided in the Company’s Operating Agreement.  If the assignment is not approved by all of the membership interests, the assignee shall have no right to become a member, to participate in the management of the Company, or to exercise any other rights or powers of a member.  The assignee shall merely be entitled to receive the share of profits and other distributions and the allocation of income, gain, loss, deduction, credit or similar item to which the assignor was entitled, to the extent assigned.

Corporate Creations International Inc.
941 Fourth Street #200
Miami Beach, FL 33139
(305) 672-0686

Article V.  Management

This will be a manager-managed company.  The name of each manager is:

Richard W. Perry

Article VI.  Company Existence

The Company’s existence shall begin effective as of March 10, 2000.

The undersigned authorized representative of a member executed these Articles of Organization on March 10, 2000.

/s/ Roger A. Reyes
CORPORATE CREATIONS INTERNATIONAL INC.
Roger A. Reyes, Vice President

STATEMENT OF REGISTERED AGENT

LIMITED LIABILITY COMPANY:
Security Networks LLC

REGISTERED AGENT/OFFICE:
Richard W. Perry
2454 Metrocentre Boulevard
West Palm Beach, FL 33407

I agree to act as registered agent to accept service of process for the company named above at the place designated in this Statement.  I agree to comply with the provisions of all statutes relating to the proper and complete performance of the registered agent duties.  I am familiar with and accept the obligations of the registered agent position.

/s/ Richard W. Perry
RICHARD W. PERRY
by R.A. Reyes as attorney-in-fact

Date: March 10, 2000

Corporate Creations International Inc.
941 Fourth Street #200
Miami Beach, FL 33139
(305) 672-0686

Certificate of Merger
For
Florida Limited Liability Company

The following Certificate of Merger is submitted to merge the following Florida Limited Liability Company(ies) in accordance with s. 608.4382, Florida Statutes.

FIRST:  The exact name, form/entity type, and jurisdiction for each merging party are as follows:

Name	Jurisdiction	Form/Entity Type
SNTS, LLC	Delaware	limited liability company

SECOND:  The exact name, form/entity type, and jurisdiction of the surviving party are as follows:

Name	Jurisdiction	Form/Entity Type
Security Networks LLC	Florida	limited liability company
#L00000002753

THIRD:  The attached plan of merger was approved by each domestic corporation, limited liability company, partnership and/or limited partnership that is a party to the merger in accordance with the applicable provisions of Chapters 607, 608, 617, and/or 620, Florida Statutes.

FOURTH:  The attached plan of merger was approved by each other business entity that is a party to the merger in accordance with the applicable laws of the state, county or jurisdiction under which such other business entity is formed, organized or incorporated.

FIFTH:  If other than the date of filing, the effective date of the merger, which cannot be prior to nor more than 90 days after the date this document is filed by the Florida Department of State.

January 1, 2008 at 12:01 AM EST

SIXTH:  If the surviving party is not formed, organized or incorporated under the laws of Florida, the survivor’s principal office address in its home state, county or jurisdiction is as follows:

N/A

SEVENTH:  If the survivor is not formed, organized or incorporated under the laws of Florida, the survivor agrees to pay to any members with appraisal rights the amount to which such members are entitled under ss.608.4351-608.43,595, F.S.

EIGHTH:  If the surviving party is an out-of-state entity not qualified to transact business in this state, the surviving entity:

a) Lists the following street and mailing address of an office, which the Florida Department of State may use for the purposes of s. 48.181, F.S., are as follows:

Street address:	N/A

Mailing address:	N/A

b) Appoints the Florida Secretary of State as its agent for service of process in a proceeding to enforce obligations of each limited liability company that merged into such entity, including any appraisal rights of its members under ss. 608.4351-608.43595, Florida Statutes.

NINTH:  Signature(s) for Each Party:

Name of Entity/Organization	Signature(s)	Typed or Printed Name of Individual:
/s/ Richard W. Perry
SNTS LLC	/s/ Richard W. Perry	Richard W. Perry, President

Corporations:	Chairman, Vice Chairman, President or Officer
(If no directors selected, signature of incorporator)
General partnerships:	Signature of a general partner or authorized person
Florida Limited Partnerships:	Signatures of all general partners
Non-Florida Limited Partnerships:	Signature of a general partner
Limited Liability Companies:	Signature of a member or authorized representative

Fees:	For each Limited Liability Company:	$25.00
	For each Corporation:	$35.00
	For each Limited Partnership:	$52.50
	For each General Partnership:	$25.00
	For each Other Business Entity:	$25.00

Certified Copy (optional):		$30.00

PLAN OF MERGER

FIRST:  The exact name, form/entity type, and jurisdiction for each merging party are as follows:

Name	Jurisdiction	Form/Entity Type
Security Networks LLC	Florida	limited liability company
SNTS, LLC	Delaware	limited liability company

SECOND:  The exact name, form/entity type, and jurisdiction of the surviving party are as follows:

Name	Jurisdiction	Form/Entity Type
Security Networks LLC	Florida	limited liability company

THIRD:  The terms and conditions of the merger are as follows:

At 12:01 AM EST on January 1, 2008 (the “Effective Time”), SNTS, LLC, a Delaware limited liability company, shall be merged with and into Security Networks LLC, a Florida limited liability company, pursuant to the provisions of the Delaware Limited Liability Company Act and the Florida Limited Liability Company Act.

(Attach additional sheet if necessary)

FOURTH:

A.                                    The manner and basis of converting the interests, shares, obligations or other securities of each merged party into the interests, shares, obligations or others securities of the survivor, in whole or in part, into cash or other property is as follows:

At the Effective Time (a) the membership interests of Security Networks LLC outstanding immediately prior to the Merger shall remain outstanding, without change therein by reason of the Merger and (b) each membership interest of SNTS, LLC issued and outstanding immediately prior to the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be deemed retired and cancelled without necessity of further action.

(Attach additional sheet if necessary)

B.                                    The manner and basis of converting rights to acquire the interests, shares, obligations or other securities of each merged party into rights to acquire the interests, shares, obligations or other securities of the survivor, in whole or in part, into cash or other property as follows

N/A

(Attach additional sheet if necessary)

FIFTH:  Any statements that are required by the laws under which each other business entity is formed, organized, or incorporated are as follows:

N/A

(Attach additional sheet if necessary)

SIXTH:  Other provisions, if any, relating to the merger are as follows:

The Articles of Organization of Security Networks LLC as in effect at the Effective Time, from and after the Effective Time and until further amended as provided by applicable law, shall be, and may be separately certified as, the Articles of Organization of Security Networks LLC.  The Operating Agreement of Security Networks LLC, as in effect at the Effective Time, shall be the Operating Agreement of Security Networks LLC to remain unchanged until amended in accordance with the provisions thereof and of applicable law.  At the Effective Time, the managing member of Security Networks LLC shall consist of that person who was the managing member of Security Networks LLC immediately prior to the Effective Time, and the officers of Security Networks LLC shall be the persons (continued on the attached)

(Attach additional sheet if necessary)

Attachment to Plan of Merger of
SNTS, LLC into
Security Networks LLC

SIXTH continued:

who were officers of Security Networks LLC immediately prior to the Effective Time, each such person to hold, in accordance with the Operating Agreement of Security Networks LLC, the same office or offices with Security Networks LLC as he or she then held with Security Networks LLC.  This Plan of Merger may be terminated by the sole member of SNTS, LLC or by the managing member of Security Networks LLC at any time prior to the Effective Time.  In addition, the sole member of SNTS, LLC or the managing member of Security Networks LLC may amend this Plan of Merger at any time prior to the Effective Time.  At the Effective Time, all the property, rights, privileges, franchises, patents, trademarks, licenses, registration and other assets of every kind and description of SNTS, LLC shall be transferred to, vested to and devolve upon Security Networks LLC without further act or deed and all property, rights, and every other interest of Security Networks LLC and SNTS, LLC shall be as effectively the property of Security Networks LLC as they were of Security Networks LLC and SNTS, LLC respectively.  SNTS, LLC hereby agrees from time to time, as and when requested by Security Networks LLC or by its successors or assigns, to execute and deliver or cause to be executed and delivered, all such deeds and instruments and to take or clause to be taken such further or other actions as Security Networks LLC may deem necessary of desirable in order to vest in and confirm to Security Networks LLC title to and possession of any property of SNTS, LLC acquired or to be acquired by reason of or as a result of the Merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers and sole member of SNTS, LLC and the proper officers and managing member of Security Networks LLC are fully authorized in the name of SNTS, LLC, Security Networks LLC or otherwise to take any and all such action.